EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 27 February, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in GlaxoSmithKline plc’s Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London
March 4, 2008